UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 29, 2010 (March 23, 2010)

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri		63114
(Address of Principal Executive Offices)		(Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 23, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) adjusted the compensation of its executive officers, including its named executive officers, other than the Chief Executive Bear. At the recommendation of the Committee, the Board of Directors ratified and approved the Chief Executive Bear’s compensation. These compensation adjustments included base salary adjustments, determination of the 2010 annual bonus plan, and 2010 long-term incentive compensation grants, each of which is described below.

2010 Base Salary Adjustments

The adjusted annual base salaries, for the Company’s named executive officers whose base salaries were adjusted effective March 28, 2010 are:

Name/Position	Adjusted Annual Base Salary
Maxine Clark, Chief Executive Bear	$640,000
Tina Klocke, Chief Operations and Financial Bear, Treasurer and Secretary	$310,000

2010 Bonus Performance Objectives

Also on March 23, 2010, the Committee established the 2010 performance objectives for the range of cash bonuses that may be paid under the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan (the “Plan”) to the Company’s executive officers, including its named executive officers. The Base Bonus Calculation for each of the executives for 2010 is determined by multiplying the Base Bonus Payout (set forth below) by the executive’s eligible base salary (which excludes items such as relocation allowances, bonuses, stock options exercised and vested restricted stock):

Name/Position	Base Bonus Payout
Maxine Clark, Chief Executive Bear	125%

Tina Klocke, Chief Operations and Financial Bear, Treasurer and Secretary	60%

Eric Fencl, Chief Bearrister, General Counsel and International Franchising	40%

Teresa Kroll, Chief Entertainment Bear	40%

The cash bonus, if any, to be paid to each respective executive officer will be calculated by multiplying the applicable percentage in column (3) below, based on the Company’s net income for 2010 in column (2) below, by the Base Bonus Calculation described above:

(1) Achievement Level	(2) Net Income	(3) Percentage of Base Bonus Calculation

Threshold	($2,103,000)	50%

Target	$2,793,000	100%

Maximum	$4,199,000	200%

The Build-A-Bear Workshop, Inc. 2010 Bonus Plan (the “2010 Bonus Plan”) provides for mandatory bonus payouts only if the Company’s 2010 net income (after providing for any bonus expense) exceeds the Threshold amount set forth in the table above. If the Company incurs a net loss that is greater than the Threshold amount but less than a net loss of $4,146,000, the Committee may in its discretion pay up to no more than 25% of the Base Bonus Payout to each of the Company’s executive officers. Under the 2010 Bonus Plan, net income results that fall between the three achievement levels set forth in the table above will be interpolated in accordance with the methodology set forth in the 2010 Bonus Plan, in the sole discretion of the Committee. This discretion includes the ability to reduce the otherwise applicable Percentage of Base Bonus Calculation for each achievement level, but the Committee may not use its discretion to increase the amount of compensation payable above the maximum percentage of Base Bonus Calculation for each achievement level.

2010 Long-Term Incentive Plan Awards

Also on March 23, 2010, the Committee granted the executive officers, including the named executive officers, restricted stock awards and non-qualified stock options under the Plan. Utilizing market data complied by the Committee’s compensation consultant, the Committee determined the market value long-term incentive award for each executive officer. The resulting award was then made 50% in restricted stock and 50% in stock options. The number of shares of restricted stock awarded to each officer was derived by dividing 50% the officer’s target value by the closing sales price of the Company’s common stock on the New York Stock Exchange on March 23, 2010 multiplied by 0.848, the valuation factor calculated by the Committee’s compensation consultant. The number of shares subject to options was determined by dividing 50% the officer’s target value by the Black-Scholes value of each option share also calculated by the Committee’s compensation consultant. The options have an exercise price equal to $6.59 per share, which was the closing sales price of the Company’s common stock on the New York Stock Exchange on March 23, 2010.

Name	Number of Shares of Restricted Stock	Number of Shares subject to Non-Qualified Stock Options
Maxine Clark, Chief Executive Bear	49,208	82,144
Tina Klocke, Chief Operations and Financial Bear, Treasurer and Secretary	17,896	29,872
Eric Fencl, Chief Bearrister, General Counsel and International Franchising	10,288	17,176
Teresa Kroll, Chief Entertainment Bear	8,052	13,440

Upon receipt of his or her 2010 Long-Term Incentive Plan award, the Company issued a Build-A-Bear Workshop, Inc. Restricted Stock & Non-Qualified Stock Option Agreement (collectively, the “Agreements”) to each named executive officer. The Agreements provide that the restricted stock and stock options vest at the rate of 25% per year over four years from the date of grant, beginning on the first anniversary of the date of grant; vesting is accelerated upon a change of control or, in certain circumstances, upon the holder’s death or termination of employment with the Company due to disability. Holders of restricted stock are entitled to voting and dividend rights. With respect to options, the Agreements provide that: (i) the options expire 10 years from the date of grant; (ii) in the event the holder’s employment is terminated other than for cause, the holder’s options shall be exercisable for up to 30 days after the termination date, and may be exercised for a longer period not to exceed 10 years, in the discretion of the Committee; (iii) in the event of the holder’s death, the holder’s options may be exercised at any time within one year after his or her death, but not after 10 years from the date of grant; and (iv) in the event the Company terminates the holder’s employment due to disability, the holder’s options may be exercised at any time within 3 months after such termination, or for such longer period as the Committee may permit, but not after ten (10) years from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: March 29, 2009	By:	/s/ Tina Klocke
Name: Tina Klocke
Title: Chief Operations and Financial Bear, Secretary and Treasurer (Principal Financial Officer)

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